                                                                    Exhibit 10.8


                       BUSINESS LOAN/SECURITY AGREEMENT
                       --------------------------------


                               NATIONSBANK, N.A.
                             8300 Greensboro Drive
                                   Suite 550
                          McLean, Virginia  22102-3604



          The undersigned, MICROSTRATEGY INCORPORATED, a Delaware corporation (hereinafter referred to as "Debtor"), with principal place of business located at 8000 Towers Crescent Drive, Suite 1400, Vienna, Virginia 22182, requests that NATIONSBANK, N.A. ("Bank") extend financial accommodations, subject to the terms and conditions hereof and evidenced by Debtor's promissory notes referenced below. In consideration of Bank's extending such accommodations, Debtor makes the representations and warranties to Bank contained herein and, as long as this Agreement has not been terminated, agrees as follows:

          1.   COMMITMENT.
               ----------

               (a) Subject to the provisions of this Agreement, Bank shall extend to Debtor: (i) a secured revolving line of credit (the "Revolving Credit"), in the amount of Six Million Four Hundred Thousand Dollars ($6,400,000.00), or so much thereof as shall be advanced or readvanced, bearing interest and being payable in accordance with the terms of that certain Revolving Promissory Note of even date herewith, made by Debtor, and payable to the order of Bank in the original principal amount of Six Million Four Hundred Thousand Dollars ($6,400,000.00), or so much thereof as shall be advanced or readvanced, and all extensions, renewals and/or modifications thereof and/or substitutions therefor (collectively the "Revolving Note"); and (ii) a secured revolving equipment line of credit (the "Equipment Line"), in the amount of Two Million Dollars ($2,000,000.00), or so much thereof as shall be advanced or readvanced, bearing interest and being payable in accordance with the terms of one or more Term Promissory Notes to be made from time to time by Debtor, and payable to the order of Bank, each of which shall be substantially in the form of Exhibit "A" attached hereto and incorporated herein by this reference, and all extensions, renewals and modifications thereof and/or substitutions therefor (individually an "Equipment Note" and collectively the "Equipment Notes").

               (b) The Revolving Credit and/or the Equipment Line are sometimes herein individually and/or collectively referred to as the "Loan", and the Revolving Note and/or any one or more or all of the Equipment Notes are sometimes herein individually and/or collectively referred to as the "Note".

               (c) Debtor hereby authorizes Bank (at any time upon or after prior notice shall have been sent by Bank to Debtor) to charge Debtor's operating account maintained at Bank for the payment of any and all of the "Obligations" (hereinafter defined) as and when the same fall due.

               (d) Bank agrees that it shall not charge any line of credit and/or commitment fees to Debtor in connection with the Loan on or before December 31, 1997, except with the prior written consent of Debtor. Notwithstanding the foregoing, Bank and Debtor understand and agree that the foregoing does not relate to, among other things, any (i) applicable late charges, prepayment fees, other prepayment-related amounts and/or attorneys' fees incurred by Bank in connection with the occurrence of any "Event of Default" (as hereinafter defined), that may become owing under the Loan, and/or
(ii) fees for issuance and/or renewal by Bank of any of the "Letters of Credit" (as hereinafter defined).

          2.   SECURITY.  As collateral security for the Loan and the
               --------
"Applications" (hereinafter defined), as well as for any and all other liabilities and obligations of Debtor to Bank under this Agreement and/or the Note, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how the same may be evidenced or shall arise, including without limitation all sums now or hereafter owing under the Note and/or in connection with the Loan (all of which are hereinafter collectively called the "Obligations"), Debtor hereby grants and conveys to Bank a first-lien security interest in:

               (a) all of Debtor's present and future accounts, contract rights, chattel paper, notes, drafts, acceptances, chattel mortgages, conditional sales contracts, bailment leases, security agreements and other forms of obligations now or hereafter arising out of or acquired in the course of Debtor's business, together with all liens, guarantees, securities, rights, remedies and privileges pertaining to any of the foregoing, now existing or hereafter arising (all of the foregoing being hereinafter collectively called "Receivables");

               (b) all of Debtor's inventory, including goods, wares, merchandise and other tangible personal property now owned or hereafter acquired by Debtor which are held for sale or lease or are furnished (or are to be furnished) under a contract for services, and raw materials, work in process and materials used or consumed or to be used or consumed in Debtor's business (all of the foregoing being hereinafter collectively called "Inventory");

               (c) all of Debtor's present and future furniture, fixtures and equipment of every type and nature, together with all parts, attachments, additions, accessories, improvements, replacements, substitutions and accessions thereto;

               (d) all of Debtor's present and future "general intangibles", as such term is defined in the Uniform Commercial Code as adopted in Virginia (the "UCC"), now owned or hereafter acquired by Debtor or in which Debtor now has or hereafter acquires any right, title or interest, including, without limitation
(i) all of Debtor's choses in action, things in action, suits, actions, causes of action and claims of every kind and nature, whether at law or in equity, (ii) all condemnation awards and insurance proceeds, (iii) tax refunds, rights and claims thereto and other payments from any local, state or federal government authority or agency, (iv) all contract rights, licenses (but, with respect to each license, only to the extent that the grant of a security interest in such license is not prohibited by the agreement(s) creating such license), permits, zoning approvals, rights, agreements and all other private or governmental documents of every kind or character whatsoever and (v) all customer lists, servicing rights, patents and patent rights (whether or not registered), licenses, permits, uncertified/uncertificated securities, trade marks, service marks, trade names, logos, copyrights, computer programs and software and goodwill (all of the foregoing being hereinafter collectively called "General Intangibles");

               (e) all property, goods and chattels of the same classes as those described above, acquired by Debtor subsequent to the effective date of this Agreement and prior to its termination;

               (f) all cash and non-cash proceeds of any or all of the foregoing; and

               (g) all increases, substitutions, replacements, additions and accessions thereto (the foregoing (a), (b), (c), (d), (e), (f) and (g) being hereinafter collectively called the "Collateral").

          Except for Debtor's sale or lease of Inventory to its customers in the ordinary course of business and except as otherwise permitted as provided for immediately below, the Collateral will be kept at Debtor's principal place of business. Notwithstanding the foregoing, from time to time, portions of the tangible Collateral may be kept at locations other than Debtor's principal place of business so long as and to the extent that the aggregate fair market value thereof shall not any time exceed Two Hundred Fifty Thousand Dollars ($250,000.00). Debtor warrants that it owns or will own the Collateral free and clear of all liens, taxes and other adverse claims, and that upon demand Debtor will provide Bank with such additional documents and/or further assurances of title as Bank may request in order to perfect Bank's first-lien security interest therein. Upon and at any time after reasonable notice shall have been sent by Bank to Debtor, Debtor will permit Bank and/or its agents, during normal business hours, to enter upon Debtor's premises and to inspect the Collateral as well as the books and records pertaining thereto. For the further security of Bank, Debtor grants to Bank a security interest and a special property interest in all books and records of Debtor pertaining to Receivables. Whenever required pursuant to paragraphs 6(c) and/or 9(e) of this Agreement and/or during the continuance of any Event of Default, Debtor shall, at its own cost and expense, deliver all such books, account ledgers and records to Bank or its designated agents at any time(s) upon request. Bank and such agents shall keep all such books, account ledgers and records at Debtor's principal place of business unless (A) Debtor shall not make available to Bank and/or any such agents at such place such of Debtor's personnel, supplies, equipment and or space as may be reasonably necessary in order to audit, check, inspect, examine as well as make abstracts and copies of the same and/or (B) any Event of Default shall then exist.

          3.   ADVANCES.
               --------

               (a)  Letters of Credit.  Debtor and Bank contemplate that, from
                    -----------------
time to time, Debtor may request that Bank issue one (1) or more Irrevocable Letters of Credit for the account of Debtor. Each such request shall be made in writing, using Bank's then standard form of Application and Agreement for Irrevocable Stand-By and/or Commercial Letter of Credit (whatever the actual name of such form may be at such time), and shall be executed and delivered to Bank by Debtor. All such Applications are hereinafter individually called an "Application" and collectively called the "Applications". All Irrevocable Stand-By and/or Commercial Letters of Credit issued by Bank pursuant to any of the Applications are hereinafter individually called a "Letter of Credit" and collectively called the "Letters of Credit". None of the Applications shall request (and none of the Letters of Credit shall provide for) any expiry date for the related Letter of Credit, whether by automatic renewal or otherwise, later than December 31, 1997, unless agreed to by Bank in writing. Subject to the provisions of this Agreement, Bank shall issue each requested Letter of Credit pursuant to its related Application if at the time Bank would fund an advance or readvance under the Revolving Credit in an amount equal to the amount requested for such Letter of Credit. All amounts from time to time outstanding and (if all drawing conditions were satisfied) available to be drawn under any and all of the Letters of Credit in the aggregate (the "Maximum Drawable Amount") shall reduce the amounts otherwise available under the Revolving Credit. Notwithstanding anything to the contrary set forth in any of the Applications, so long as the Revolving Credit shall not have matured (whether by acceleration or otherwise), after giving full effect to any extensions, renewals, modifications and/or substitutions thereof and/or therefor, all amounts, if any, from time to time drawn under any one or more or all of the Letters of Credit and not immediately reimbursed in full to Bank by Debtor shall be conclusively deemed immediately thereafter to be evidenced by, advanced and/or readvanced under, bearing interest and repayable according to the provisions of the Revolving Note. If the Revolving Credit shall have matured (by acceleration or otherwise), after giving full effect to any extensions, renewals, modifications and/or substitutions thereof and or therefor, then, all such amounts shall be governed by the provisions of the respective Applications.

               (b)  Revolving Credit Advances.  The Revolving Credit, the
                    -------------------------
principal balance of which shall not at any time exceed the lesser of: (i) the then current value of the hereinafter referenced Borrowing Base, or (ii)(A) $6,400,000.00 minus (B) the Maximum Drawable Amount, shall be advanced or readvanced or extended to or for the benefit of Debtor by advances or readvances made by Bank to Debtor. Requests for advances under the Revolving Note may be made telephonically or in writing (and, if made telephonically, confirmed in writing within three (3) business days) not more frequently than daily, and shall be preceded by the "Borrowing Base/Non-Default Certificate" hereinafter referenced. The provisions of the immediately foregoing sentence shall not apply to advances and/or readvances under the Revolving Note that relate to any draws under any of the Letters of Credit. Among other things, the "Borrowing Base/Non-Default Certificate" shall confirm all advances and readvances since the preceding "Borrowing Base/Non-Default Certificate". All sums so requested shall be in the minimum amounts from time to time specified by Bank. All advances and readvances (other than those relating to any draws under any of the Letters of Credit) may be made into Debtor's operating account maintained at Bank and only on the basis of a then current "Borrowing Base/Non-Default Certificate" delivered to Bank.

               (c)  Revolving Credit Borrowing Base.  Each Borrowing Base/Non-
                    -------------------------------
Default Certificate shall certify, among other things, the dollar amount of the Borrowing Base as of the date of such Certificate. At any particular time, the dollar amount of the Borrowing Base shall be equal to eighty percent (80%) of the then current amount of the "Net Outstanding Amount of Domestic Trade Accounts Receivable" (hereinafter defined), less the Maximum Drawable Amount.
At any particular time, the dollar amount of the "Net Outstanding Amount of Domestic Trade Accounts Receivable" shall be equal to: (i) Total Domestic Trade Accounts Receivable as to which Debtor shall then have title, the existence of which shall have been reported to Bank, which are valid and bona fide in all respects, represent money due for goods sold and/or services performed by Debtor, which shall have been billed by Debtor, for which the account debtor is located in the United States of America, with respect to which there is no offset or counterclaim or defense of any nature whatsoever and which shall then be less than ninety (90) calendar days old from the original invoice date (it being understood and agreed that any such Receivable with respect to which there is any offset, counterclaim or defense affecting (x) fifty percent (50%) or more of the amount of such Receivable, shall be excluded in its entirety, including in such exclusion the portion, if any, not affected thereby, and (y) less than fifty percent (50%) of the amount of such Receivable, may be included, but only to the extent of the portion not affected thereby)("Total Domestic Trade Accounts Receivable"); less (ii) any of the Total Domestic Trade Accounts Receivable which are not acceptable to Bank in its reasonable discretion; less (iii) the net amount of any deposits paid on account to Debtor by account debtors against any of the Total Domestic Trade Accounts Receivable. Debtor shall submit a monthly Borrowing Base/Non-Default Certificate to Bank on or before the fifteenth (15th) calendar day of each month and prior to each request for an advance under the Revolving Credit.

               (d)  Equipment Line Advances.  The Equipment Line shall be used
                    -----------------------
by Debtor to finance Debtor's purchases of equipment. The aggregate principal balance outstanding under the Equipment Line shall not at any time exceed Two Million Dollars ($2,000,000.00). Each request for an advance thereunder shall be made by Debtor in writing and delivered to Bank at least ten (10) calendar days prior to the desired funding date accompanied by receipts evidencing the cost of the equipment in question and a written statement from Debtor setting forth the amount requested to be advanced, the desired term of the related Equipment Note, which of the two (2) interest rate options provided for below that Debtor has chosen with respect to such request and such other related information as Bank may reasonably require. Each such request will be evidenced by a separate Equipment Note. The maximum amount advanced with respect to each such asset shall not exceed eighty percent (80%) of the cost thereof. The last date for funding any such request shall be December 31, 1997. Each Equipment Note shall provide for a term of either three (3) or four (4) years and monthly payments of principal and interest commencing one (1) month after the date thereof that shall be payable in amounts described below. In no event shall any Equipment Note have a maturity date later than December 31, 2001.

               With respect to each such request, Debtor shall have the option of selecting either the "Floating Rate" (hereinafter defined) or the "Fixed Rate" (hereinafter defined) as the rate of interest applicable to such request. As used herein, the "Floating Rate" means a rate that is at all times equal to the sum of Bank's "Prime Rate" (hereinafter defined), plus 1/2 of one percent (1/2 of 1%) per annum and if applicable it shall be adjusted as and when each change in Bank's Prime Rate shall occur. As used herein, Bank's "Prime Rate" means the floating and fluctuating per annum prime rate of interest of Bank as established and declared at any time and from time to time by Bank, but which does not necessarily represent the lowest or best rate of interest offered or charged by Bank to its borrowers. As used herein, the "Fixed Rate" means a rate that is at the time it shall become applicable equal to the sum of the applicable "Treasury Bond Yield" (hereinafter defined), plus the applicable "Spread" (hereinafter defined), and if applicable it shall be determined at the time it shall become applicable and shall remain fixed until the end of the term of repayment. As used herein, the "Treasury Bond Yield" means either (i) with regard to an Equipment Note having an original term of three (3) years, the average yield in percent per annum of the Treasury Constant Maturities for a U.S. Treasury Bond(s) scheduled to mature on or most closely to the date that would be three (3) years after the date on which the Fixed Rate will become applicable, or (ii) with regard to an Equipment Note having an original term of four (4) years, the average yield in percent per annum of the Treasury Constant Maturities for a U.S. Treasury Bond(s) scheduled to mature on or most closely to the date that would be four (4) years after the date on which the Fixed Rate will become applicable, as such yields are published in Federal Reserve Statistical Release H.I5 (519) for the week immediately preceding such applicable date. If Federal Reserve Statistical Release H.I5 (519) ceases to be published, then the Treasury Bond Yield shall be based upon then current market yields of U.S. Treasury securities or an index that, in Bank's sole but reasonable judgment, most readily corresponds to the average yield of the Treasury Constant Maturities. As used herein, the applicable

"Spread" means either (x) two and 65/100 percent (2.65%) per annum with regard to an Equipment Note having an original term of three (3) years or (y) two and 85/100 percent (2.85%) per annum with regard to an Equipment Note having an original term of four (4) years. Interest on the Equipment Line shall be calculated on the basis of a 360-day year and shall be paid for the actual number of days elapsed.

               If Debtor selects the Floating Rate with respect to a particular request, then, for so long as the Floating Rate shall continue to be applicable, the Equipment Note related thereto shall be payable in consecutive monthly installments in curtailment and reduction of principal each in an amount determined by dividing the original principal amount advanced by Bank by the number of months in the term of repayment, plus all accrued and unpaid interest (at the Floating Rate) thereon.

               Alternatively, if Debtor selects the Fixed Rate with respect to a particular request, then, the related Equipment Note shall be payable in equal consecutive monthly installments of principal and interest (at the Fixed Rate) each in an amount sufficient to pay such interest and amortize fully the original principal amount advanced by Bank over the term of repayment.

               At any time, Debtor can elect (by delivering to Bank at least two
(2) business days' prior written notice) to change the rate of interest applicable to any Equipment Notes from the Floating Rate to the Fixed Rate. Once any Equipment Note has the Fixed Rate as its applicable interest rate, then, as to such Equipment Note, such Fixed Rate may not be changed to the Floating Rate.

               At any time, Debtor can elect (by delivering to Bank at least two
(2) business days' prior written notice) to prepay some or all of any one or more or all of the Equipment Notes, but only with respect to such Notes that are then subject to the Floating Rate, and, in such cases, Debtor shall not be obligated to pay to Bank any amounts (in the nature of a prepayment fee and/or penalty) to compensate Bank for any or all losses, costs, expenses and/or liabilities incurred and/or sustained as a result of any such prepayments.

               At any time, Debtor may prepay some or all of any one or more or all of the Equipment Notes that are subject to the Fixed Rate; provided, however, that, if there is any such prepayment, whether made voluntarily, because of acceleration or otherwise, then, in each instance, Debtor will owe and pay to Bank (together with each such prepayment) all amounts sufficient to compensate Bank for any and all losses, costs, expenses and liabilities incurred and/or sustained as a result of such prepayment, including, but not limited to, the amount of any interest paid by Bank to make or carry the loan evidenced by the Equipment Note related thereto, less the amount of any interest earned by Bank in connection with the reemployment of such funds. For the purposes of calculating such amounts owing only, it shall be assumed that Bank actually funded or committed to fund such loan through the purchase of an underlying deposit in an amount equal to the original principal amount of such loan and for a term equal to the original term of such loan, and such determination of such amounts shall be made by Bank and shall be conclusive, absent a manifest error in computation.

               (e)  Purchase Money Advances.  If any of the proceeds of the Loan
                    -----------------------
is for purchase money, Bank, at its option, may pay the proceeds directly to the seller of the Collateral.

          4.   BUSINESS AND STATUS OF DEBTOR, AUTHORIZATION.  Debtor's business
               --------------------------------------------
is that of _________________________________,
and Debtor is and will remain a duly organized, legally existing corporation under the laws of Delaware, in good standing and qualified to do business as a foreign corporation in the Commonwealth of Virginia and all other jurisdictions where such qualification may be necessary, licensed and in full compliance in all material respects with all applicable laws and regulations. Debtor has full power and authority to enter into this Agreement and the transactions contemplated hereby and Debtor's execution of this Agreement is duly authorized and will not, in any material respect, contravene any agreement, order or regulation to which Debtor is subject. The proceeds of the Loan will be used only in connection with Debtor's business; there is no litigation, legal or administrative proceeding, investigation or other action pending or, to Debtor's knowledge, threatened against, or affecting Debtor or the "Guarantor" (hereinafter defined); there is no outstanding or unpaid judgment against Debtor or the Guarantor other than as have been disclosed to Bank in writing; and, as of the execution date of this Agreement, Debtor has no subsidiaries, other than MicroStrategy Limited, an incorporated private limited company of England and Wales ("Limited"), MicroStrategy, Iberica, S.A., a Spanish corporation ("Iberica"), MicroStrategy Deutschland GmbH, a German limited liability company ("GmbH"), and Microstrategy France, a societe a responsabilite limitee ("France")(the "Existing Subsidiaries"). Debtor represents and warrants to Bank that, as of the execution date hereof, no stock certificate or other evidence of ownership of interests in certain of the Existing Subsidiaries exists for GmbH or France.

          5.   PURPOSE OF LOAN.  Debtor agrees that the proceeds of (a) the
               ---------------
Revolving Credit will be used only for working capital purposes and/or in connection with the Letters of Credit and (b) the Equipment Line will be used only to support Debtor's purchase of equipment.

          6.   FINANCIAL STATEMENTS.
               --------------------

               (a) All consolidated and consolidating financial statements of Debtor (and its subsidiaries) which have been or may be delivered to Bank are or will be complete and do or will fully and fairly reflect the consolidated and consolidating financial conditions of Debtor (and its subsidiaries) as of the date(s) thereof. Debtor (and/or its subsidiaries) has or will have good marketable title, as of the date(s) thereof, to all assets reflected in such financial statements, except as stated therein. Debtor will maintain (and will cause its subsidiaries to maintain) books and financial records in accordance with generally accepted accounting principles consistently applied. Debtor agrees to deliver promptly to Bank such additional financial statements concerning its business (and the businesses of its subsidiaries)(including profit and loss statements, balance sheets, etc.), prepared by accountants satisfactory to Bank, and such other financial information, prepared in accordance with generally accepted accounting principles consistently applied, as Bank may from time to time request.

               (b)  In furtherance of the foregoing, Debtor shall provide Bank:
(i) annual consolidated and consolidating financial statements of Debtor (and its subsidiaries), which consolidated statements shall be audited and certified by an independent certified public accountant acceptable to Bank, and all of which financial statements are to be submitted within ninety (90) calendar days after the close of each of Debtor's fiscal years; (ii) annual consolidated and consolidating projections for Debtor (and its subsidiaries), including a balance sheet and income statement, within thirty (30) calendar days after the close of each of Debtor's fiscal years, with such projections to be prepared by Debtor;
(iii) quarterly unaudited consolidated and consolidating financial statements of Debtor

(and its subsidiaries) not later than forty-five (45) calendar days after the close of each of Debtor's fiscal quarters, with such quarterly statements to be prepared by Debtor; and (iv) monthly Borrowing Base Non-Default Certificates not later than the fifteenth (15th) calendar day of each month and prior to each request for any advance under the Revolving Credit and to be prepared by Debtor. Additionally, Debtor shall also cause the Guarantor to provide Bank, annually within one hundred twenty (120) calendar days after the end of each of Debtor's fiscal years, the Guarantor's true and complete personal financial statement dated as of a date not prior to the last day of the Debtor's fiscal year theretofore most recently ended and signed by the Guarantor.

               (c) Debtor agrees at all reasonable times, and upon and after reasonable notice shall have been sent by Bank to Debtor, to permit a representative of Bank to examine and audit Debtor's books and records and to keep Bank fully advised of any litigation involving any one or more or all of the "Obligors" (as hereinafter defined in subparagraph 14(a) of this Agreement).

               (d) Debtor hereby authorizes Bank and its agents, at any time and from time to time, during the continuance of an "Event of Default" (hereinafter defined), to contact account debtors for the purpose of validating the information provided to Bank by Debtor with reference to the Collateral.

          7.   INSURANCE.  In addition to any other agreement between Bank and
               ---------
Debtor with reference to insurance, Debtor will at all times carry adequate insurance with responsible companies satisfactory to Bank in such amounts and against such risks as is usually carried by similar businesses and by owners of similar property in the same general area. Debtor will obtain and keep in force such additional insurance as Bank may from time to time reasonably require. All policies covering any tangible portion of the Collateral shall name Bank as loss payee under a "standard" loss payee clause. Policies and endorsements or satisfactory evidence thereof are to be delivered to Bank.

          8.   TAXES.  Debtor represents and warrants that it has filed all
               -----
U.S., state and local tax returns required to be filed and has paid or made provision for payment of all taxes due pursuant thereto. Debtor agrees to pay when due all taxes, assessments and similar levies including income, franchise and sales taxes imposed on Debtor, any of the Collateral and/or any other of Debtor's property, and Debtor agrees that, upon Bank's request, Debtor shall provide Bank with satisfactory evidence of full payment of such taxes.

          9.   AFFIRMATIVE COVENANTS OF DEBTOR.  Debtor covenants and agrees
               -------------------------------
that, until this Agreement has been terminated, Debtor shall:

               (a) Pay all of the Obligations as and when due, and pay all of its other obligations generally as and when the same come due.

               (b) To the extent that the Collateral consists of tangible property, keep the Collateral (except as otherwise provided in this Agreement) at Debtor's principal place of business and not remove any of the Collateral therefrom (except for Debtor's sale or lease of Inventory to its customers in the usual course of Debtor's business).

               (c) Retain possession of the Collateral (except for Debtor's sale or lease of Inventory to its customers in the usual course of Debtor's business) and keep it in good order and repair, ordinary wear and tear excepted, and not waste the same, and make the same available for inspection by Bank at all reasonable times.

               (d) If any Collateral has been attached to or is to be attached to real estate, furnish Bank with a disclaimer of any interest in the Collateral which is prior to Bank's interest, signed by all persons having an interest in the real estate.

               (e) Keep Debtor's books and records at the address specified in the introductory paragraph of this Agreement, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for any examinations and/or audits of said books and records undertaken by Bank pursuant to subparagraph 6(c) hereof; provided, that Debtor shall not be required to pay for more than one (1) examination or audit in any consecutive twelve (12)-month period unless an Event of Default shall exist at the time the same was commenced or concluded; provided, further, that it is contemplated that an initial audit thereof will be commenced, within sixty (60) calendar days after the date of this Agreement, by accountants and/or other agents of Bank selected by Bank for the same, the costs of which shall be at Bank's expense, unless, at the commencement or conclusion thereof, an Event of Default shall exist, in which case the costs thereof shall be paid for by Debtor.

               (f) Remain liable for any deficiency resulting from a sale of any or all of the Collateral and/or from the collection of any or all of the Receivables and pay any such deficiency (including, without double-counting, the Maximum Drawable Amount)forthwith on demand.

               (g) Promptly execute and delivery such financing statements, continuation statements and other papers as may be necessary or advisable to comply with the Assignment of Claims Act of l940 (as amended) and to perfect or continue any security interests granted to Bank hereby and pay all costs of filing in connection therewith, and execute and deliver such further documents as Bank may from time to time reasonably request to more fully carry out the intent of this Agreement.

               (h) Maintain a consolidated ratio of its (and its subsidiaries') (Total Liabilities less Unearned Revenue) to their consolidated Tangible Net Worth which shall at no time exceed 1.5 to 1. As used herein, "Total Liabilities" and "Unearned Revenue" shall be defined as they are by Generally Accepted Accounting Principles. As used herein, "Tangible Net Worth" shall be defined as net worth (less all intangible assets, including, but not limited to, amounts due and/or owing from any officers, stockholders and/or affiliates, and other intangible assets). This ratio will be measured quarterly.

               (i) Maintain a consolidated cash flow coverage ratio for Debtor (and its subsidiaries) of at least 1.2 x coverage. As used herein, such "cash flow coverage ratio" is defined and calculated as the quantity, the numerator of
                                                                    ---------
which is [Income, plus Depreciation, plus Interest Expense, minus Dividends], and the denominator of which is [Current Maturities of Long Term Debt, plus
        -----------
Current Portions of Capital Leases, plus Interest Expense, plus any capitalized software costs and capitalized research and development costs], and where each component of such numerator and of such denominator shall, at any particular time, be for the portion of the current fiscal year then ended, on a year-to-date basis. This ratio will also be measured quarterly.

               (j) Maintain a consolidated ratio of Debtor's (and its subsidiaries') "Funded Debt" (as hereinafter defined) to

"EBITDA" (as hereinafter defined) that shall at no time exceed 2.0 to 1.0. As used herein, "Funded Debt" means debt owing to any and all banks, including, but not limited to, Bank, plus Capital Leases. As used herein, "EBITDA" means earnings before interest, taxes, depreciation and amortization. This ratio shall also be measured quarterly, but on a rolling twelve (12)-months basis.

               (k) Deliver to Bank, on or before the fifteenth (15th) day of each calendar month and prior to each request for an advance under the Revolving Credit, a "Borrowing Base/Non-Default Certificate" each in the form of Exhibit "B" attached hereto and incorporated herein by this reference, duly completed and certified by an appropriate officer of Debtor.

               (l) Pay cash to Bank, if at any time the sum of the outstanding principal balance of the Revolving Credit and the Maximum Drawable Amount exceed the Borrowing Base, or pledge, assign and transfer to Bank additional Collateral, in such amount as may be necessary to eliminate any such excess, all as Bank shall require in Bank's sole discretion.

               (m) Promptly notify Bank in writing of: (i) the occurrence of any "Event of Default" (hereinafter defined) or any event that, upon the giving of any required notice and/or the lapse of time, or both, would constitute an Event of Default as defined herein; (ii) any material adverse change in the financial condition of any of the Obligors; and (iii) the commencement of any legal process against any of the Obligors, or against any of the assets owned by any of them where the amount in controversy exceeds Two Hundred Thousand Dollars ($200,000.00). Debtor further agrees to keep Bank fully advised of any litigation involving any of the Obligors, as applicable.

               (n) If any of the Receivables are or should become evidenced by promissory notes, trade acceptances or other instruments, immediately notify Bank of same in writing and upon request by Bank to deliver the same to Bank appropriately endorsed or assigned with recourse to Bank's order.

               (o) Perform when due and observe all of Debtor's other agreements under this Agreement, the Applications, the Note and/or the other "Loan Documents" (as hereinafter defined).

          10.  NEGATIVE COVENANTS OF DEBTOR.  Debtor covenants and agrees that,
               ----------------------------
until this Agreement has been terminated, and without the prior written consent of Bank, Debtor will not:

               (a) Sell, exchange, assign, loan, deliver, lease or otherwise dispose of any of its assets (nor enter into any sale-leaseback arrangements with respect to any of its assets), except (i) for Debtor's sales and/or leases of its Inventory to its customers in the ordinary course of its business, (ii) sales of assets (other than those then a part of the Borrowing Base and/or financed under the Equipment Line) that are obsolete or no longer useful, (iii) transfers of assets (other than those then a part of the Borrowing Base and/or financed under the Equipment Line) to or between Debtor and/or any of its subsidiaries, but then only subject to the provisions set forth at the end of this subparagraph (a), and (iv) sales of other assets (other than those then a part of the Borrowing Base and/or financed under the Equipment Line), but, in any particular year, the aggregate value of all such other assets, as of the times of such sales, shall not exceed One Hundred Thousand Dollars ($100,000.00). With regard to subpart (iii) immediately above, so long as none of the transfers of assets described below in this subparagraph (a) results in any other violation of any of the other provisions of this Agreement, transfers of assets (other than those then a part of the Borrowing Base and/or financed under the Equipment Line) may be made: (1) to Debtor; (2) from any subsidiary of Debtor not then obligated for any of the Obligations to another subsidiary of Debtor, whether or not the latter subsidiary is then (or simultaneously therewith becomes) obligated for all of the Obligations; and (3) from Debtor and/or any subsidiary of Debtor then obligated for any of the Obligations to another subsidiary of Debtor, but only if such latter subsidiary (A) is then (or simultaneously therewith becomes) obligated for the Obligations in a manner and pursuant to documentation satisfactory to Bank in all respects in its sole but reasonable judgment and (B) simultaneously therewith (x) if such latter subsidiary has its principal place of business in the United States of America, executes and delivers to Bank a new Security Agreement and related UCC Financing Statements the filing of which will perfect a first lien in favor of Bank on all of the transferred assets, (y) if such latter subsidiary has its principal place of business in the United States of America, executes and/or delivers to Bank such additional and/or related documentation and materials (including, but not limited to, hazard insurance materials) as Bank may require in its sole but reasonable judgment (all of which Security Agreement, UCC Financing Statements, additional and/or related documentation and related materials must be satisfactory to Bank in all respects in its sole but reasonable judgment) and (z) irrespective of where such latter subsidiary has its principal place of business, pays to Bank all reasonable costs and expenses incurred by Bank related thereto, including, but not limited to, the reasonable fees and disbursements of Bank's attorneys for preparation and/or review of such documents and related materials, and if such latter subsidiary has its principal place of business in the United States of America, lien search fees and recordation fees. Subject to the assumptions and conditions set forth below in this subparagraph (a), Bank agrees that such attorneys' fees, with regard to each subsidiary of Debtor that is to become obligated for the
               ----
Obligations and has its principal place of business outside the United States of
                                                    -------
America, shall not exceed Four Hundred Dollars ($400.00). Such assumptions and conditions are as follows: (I) such subsidiary's true and correct name and Organizational Documents (as amended to such date) shall have been delivered to Bank and Bank's attorneys before preparation of necessary documents shall begin;
(II) the only documents required for the same shall be (AA) an Agreement in Bank's then standard from whereby, among other things (i) such subsidiary shall undertake liability for, become personally obligated for and subject itself to payment and performance when due and observance of each and all of the Obligations and all of the provisions of all of the documents relating thereto, jointly and severally with all of the other Obligors, (ii) all of the other Obligors shall join in and not be released and (iii) it shall be made clear that a purpose thereof is to add such subsidiary as an Obligor and not to release or change any of the liabilities of any of the previously existing Obligors and
(BB) an Authority Resolution to Borrow and Certification in Bank's then standard form; (III) without limiting the generality of the foregoing, no Security Agreement, UCC Financing Statements, hazard insurance materials and/or lien search shall be required in connection therewith; (IV) except to correct patent factual errors, none of the required documents shall be negotiated, commented on or otherwise changed; and (V) the attorneys preparing the same shall have a reasonable amount of time within which to do so, which in no event shall be less than four (4) full business days.

               (b) Create, incur, assume or in any manner become liable in respect to any indebtedness [in excess of One Hundred Thousand Dollars ($100,000.00) outstanding in the aggregate at any particular time], whether for borrowed money, as deferred payment for the purchase of assets, or otherwise, other than to

Bank, except for: (i) normal trade debts (including, but not limited to, accounts payable) incurred in the ordinary course of Debtor's business; and (ii) capital leases incurred in the ordinary course of Debtor's business.

               (c) Create, incur, assume, or suffer to exist (whether voluntarily or involuntarily) any security interest, lien, encumbrance or other adverse claim of any kind upon any of Debtor's property or assets, nor lend money to, guarantee, assume or otherwise become liable in respect to the obligations of, any firm, person, company, corporation or other entity, except:
(i) by endorsement for deposit to Debtor's operating account maintained at Bank of instruments or other items of payment; (ii) other guaranties or security interests inuring directly to the benefit of Bank; (iii) Debtor may make advances to any one or more or all of its subsidiaries [both to its "less Restricted Subsidiaries" (as hereinafter defined) and/or its "more Restricted Subsidiaries" (as hereinafter defined)]so long as: (A) none of such advances, individually and/or in the aggregate, violates any other provision of this Agreement; (B) the aggregate outstanding amount of all such advances (whether to anyone or more or all of its Less restricted Subsidiaries and/or to anyone or more or all of its More Restricted Subsidiaries) shall not at any time exceed One Million Dollars($1,000,000.00); and (C) the aggregate outstanding amount of all such advances to any one of the More Restricted Subsidiaries shall not at any time exceed One Hundred Thousand Dollars ($100,000.00) and (2) to all of the More Restricted Subsidiaries shall not at any time exceed Four Hundred Thousand Dollars ($400,000.00); (iv) liens in respect of capital leases encumbering only the leased property; (v) Debtor may incur or suffer to exist liens for taxes, fees, assessments and other governmental charges so long as they are (A) junior to the liens of Bank on the Collateral and (B) either not delinquent or are being contested in good faith by appropriate proceedings, and liens in connection with judgments so long as none of them constitutes an Event of Default under Section 14 of this Agreement and all of them are being contested in good faith by appropriate proceedings, and easements, rights of way, defects in title, mechanics' liens and the like affecting real property and not interfering in any material respect with the ordinary conduct of the business of Debtor, and (vi) Debtor may suffer to exist liens existing on the date of this Agreement as to which, on or before such date, Debtor has notified Bank in writing and/or Bank otherwise has actual knowledge. As used herein, the term "Less Restricted Subsidiaries" means, at any particular time, all present and/or future subsidiaries of Debtor with respect to each of which Bank shall have received (w) a duly executed Pledge Agreement(s) pledging at least sixty-five percent (65%) of the outstanding shares of stock or other form of ownership interests in such subsidiary, (x) a duly executed Irrevocable Stock Power(s) (one (1) for each certificate representing any or all of such shares or other form of ownership interests, if applicable), describing the shares or interests covered thereby, but otherwise blank, (y) the original of each such certificate, if applicable, and (2) legal opinions relating to the same, all of which must be satisfactory to Bank in all respects in its sole but reasonable judgment. As used herein, the term "More Restricted Subsidiaries" means, at any particular time, all present and/or future subsidiaries of Debtor with respect to which any one or more or all of the conditions to qualify as one of the Less restricted Subsidiaries shall not have been satisfied.

               (d) Merge or consolidate with any company or enterprise, nor acquire or purchase any other company or enterprise, nor enter into any partnership, joint venture or otherwise substantially change its legal structure or the general character of its business as it is presently conducted, nor dissolve or cease to be a going concern, except that, so long as none of the transactions described below in this subparagraph (d) results in any other violation of any of the other provisions of this Agreement, (i) any subsidiary of Debtor may merge into Debtor, (ii) any subsidiary of Debtor then obligated for any of the Obligations may merge into another subsidiary of Debtor only if such latter subsidiary is then (or simultaneously therewith becomes) obligated for the Obligations in a manner and pursuant to documentation satisfactory to Bank in all respects in its sole but reasonable judgment, (iii) any subsidiary of Debtor not then obligated for any of the Obligations may merge into another subsidiary of Debtor, whether or not such latter subsidiary is then (or simultaneously therewith becomes) so obligated, (iv) Debtor may enter into a merger or consolidation with another corporation so long as Debtor is the surviving corporation and (v) Debtor may enter into a merger or consolidation with another corporation wherein Debtor shall not be the surviving corporation, but only if (A) such merger or consolidation is for the sole purpose of changing Debtor's state of incorporation and (B) simultaneously therewith the surviving corporation (1) executes and delivers to Bank an Assumption Agreement pursuant to which such surviving corporation assumes all of Debtor's obligations in relation to the Obligations and otherwise under all of the Loan Documents, (2) executes and delivers to Bank a new Security Agreement and related UCC Financing Statements the filing of which will perfect a first lien in favor of Bank on all of the Collateral of Debtor that existed immediately prior thereto, (3) executes and/or delivers to Bank such additional and/or related documentation and materials (including, but not limited to, hazard insurance materials) as Bank may require in its sole but reasonable judgment (and all of which Assumption Agreement, Security Agreement, UCC Financing Statements, additional and/or related documentation and materials must be satisfactory to Bank in all respects in its sole but reasonable judgment) and (4) pays to Bank all reasonable costs and expenses incurred by Bank related thereto, including, but not limited to, the reasonable fees and disbursements of Bank's attorneys for preparation and/or review of such documents and related materials, lien search fees and recordation fees.

               (e) Except as otherwise permitted above, make any advances to any third parties, other than advances that are (i) to Debtor's employees, in the ordinary course of business and only for business expenses of Debtor, in which cases there is no limit or restriction on the amounts thereof and/or (ii) for purposes other than that described in (i) immediately above, in which cases the amounts thereof shall not, at any time, in the aggregate be in excess of Fifty Thousand Dollars ($50,000.00).

               (f) Relocate any place of business and/or any of the Collateral without giving Bank at least thirty (30) days' prior written notice thereof.

               (g) Compromise, modify or discount any of the Receivables, except for (i) ordinary trade discounts or allowances for prompt payment, or except (ii) in accordance with Debtor's usual practices and in each such case Debtor must deduct or exclude from the value of such Receivables the value of such compromise, modification or discount on the next due Borrowing Base/Non-Default Certificate.

               (h) Suffer or permit any of debtor's present and/or future subsidiaries to incur additional debt of any kind, except for debt owing to Debtor, and then only to the extent permitted under the provisions of subparagraph 10(c) above.

          11.  ENVIRONMENTAL CERTIFICATION.  Debtor hereby represents and
               ---------------------------
warrants and covenants and agrees that it is and shall remain in compliance, in all material respects, with all applicable laws and regulations (local, state and federal) regarding the use, disposal and storage of any hazardous waste and/or environmentally hazardous materials and/or toxic substances.

          12.  LIMITED GUARANTY.  Except as otherwise provided in the Limited
               ----------------
Guaranty of Payment hereinafter described, a portion of the Obligations shall be personally and unconditionally guaranteed by Michael J. Saylor (the "Guarantor"), who, concurrently with the execution and delivery hereof, shall execute and deliver to Bank Bank's form of Limited Guaranty of Payment.

          13.  ERISA.  Debtor represents and warrants that Debtor has not
               -----
incurred: (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"); or (b) any liability to the Pension Benefit Guaranty Corporation established under ERISA, in connection with any "Plan" (hereinafter defined) established or maintained by Debtor. As used herein, the term "Plan" shall mean any plan subject to Title IV of ERISA and maintained for employees of Debtor, or of any member of a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which Debtor is a part.

          14.  DEFAULT.  Any one of the following events shall be considered and
               -------
defined as an "Event of Default":

               (a) If Debtor shall fail to pay when due any principal, or if Debtor shall fail to pay within five (5) calendar days of when due any interest or other sum owing on any of the Obligations, or if Debtor or any present and/or future co-maker or obligor of any of the Obligations or any present and/or future guarantor of any of the Obligations (in whole or in part) (Debtor, all such co-makers, obligors and guarantors are hereinafter called the "Obligors") shall fail to pay when due (after giving effect to any applicable grace periods) any other obligation for borrowed money, whether owed to Bank or to any other person or entity [but, if owing to any person or entity other than Bank, only if the principal amount of such obligation is greater than Two Hundred Thousand Dollars ($200,000.00)];

               (b) If Debtor or any of the other parties named therein (other than Bank or trustees for the benefit of Bank) shall fail to perform when due or observe any other covenant or agreement in the Note, in any other of the documents now and/or hereafter evidencing, securing, guaranteeing and/or otherwise relating to any of the Obligations (the "Loan Documents") and/or herein and/or if any other default or Event of Default shall occur under any of the other Loan Documents, and any of the same shall continue uncured for more than thirty (30) calendar days;

               (c) If any of the Obligors shall fail to perform when due or observe any covenant or agreement (other than as to payment) in any of the documents now and/or hereafter evidencing, securing, guaranteeing and/or otherwise relating to any other obligation of any of the Obligors to the Bank, and any of the same shall continue uncured for more than thirty (30) calendar days;

               (d) If any warranty or representation of any of the Obligors now or hereafter made to Bank and/or anything set forth in any of the Borrowing Base/Non-Default Certificates shall be untrue or misleading in any material respect;

               (e) If a trustee or receiver is appointed for any of the Obligors or for all or a substantial part of any of their respective assets;

               (f) If any of the Obligors makes a general assignment for the benefit of creditors;

               (g) If any of the Obligors files for bankruptcy, or an involuntary bankruptcy petition is filed against any of the Obligors (which involuntary petition remains undismissed for sixty (60) calendar days);

               (h) If any property of any of the Obligors and/or any deposit account of any of the Obligors having an aggregate fair market value greater than Two Hundred Thousand Dollars ($200,000.00)is levied upon or attached or garnished and such levy or attachment or garnishment is not released within thirty (30) calendar days;

               (i) If the value of the Collateral, taken as a whole, has been materially and adversely affected, or if there occurs any material adverse change in the financial conditions of the Obligors, taken as a whole, as determined by Bank in good faith;

               (j) If any issuance or service of any attachment, levy or garnishment against any of the Obligors or any of their respective property in an aggregate amount (or having an aggregate fair market value) greater than Two Hundred Thousand Dollars ($200,000.00) shall occur and not be released within thirty (30) calendar days, or if any judgment(s) in an aggregate amount greater than Two Hundred Thousand Dollars ($200,000.00) shall be entered against any of the Obligors by a court of competent jurisdiction and remain undismissed for thirty (30) calendar days;

               (k) If any of the Obligors shall become insolvent or incompetent or die, or in the case of an entity, shall dissolve or cease its operations;

               (l) If Debtor shall fail to comply with any material federal, state or local law regulating the operation of Debtor's business;

               (m) If Michael J. Saylor shall cease to control, make, execute and/or see to the execution of all material decisions of Debtor; and/or

               (n) If formal charges shall be filed against any of the Obligors under any state or federal law for which forfeiture is a potential penalty and which charges are not stayed or dismissed within sixty (60) calendar days after the original filing thereof.

          15.  REMEDIES.  If Debtor shall default in the performance or
               --------
observance when due of any of the provisions of this Agreement, any of the Applications, the Note and/or any other of the Loan Documents, Bank may perform the same for Debtor's account and any monies expended in so doing shall be chargeable with interest to Debtor (at the highest rate provided for in the Note) and shall be added to the indebtedness secured hereby and the same shall be immediately due and payable upon demand. During the existence of any Event of Default and/or the existence of any act, event or condition that with notice and/or the lapse of time would constitute an Event of Default, Bank may also, in its sole discretion, not permit any further advances and/or readvances under any or all of the Obligations and/or not issue any further Letters of Credit. During the existence of any Event of

Default, Bank may also, in its sole discretion, do any one or more or all of the following:

               (a) Declare all principal, interest and other sums owing on all of the Obligations as well as the entire Maximum Drawable Amount immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind, all of which are hereby waived by Debtor;

               (b) Offset against the Obligations and/or the Maximum Drawable Amount, or seize, hold and/or impress any and all credits, stocks, bonds, or other securities or property of any nature whatsoever on deposit with, or held by, or in the possession of, Bank, to the credit of or for the account of Debtor, without notice;

               (c) To the extent that any of the Collateral consists of tangible property, require Debtor to assemble the Collateral and make it available to Bank at any reasonable place to be designated by Bank. Without limiting the generality of the foregoing, Debtor agrees that Bank's address set forth above is such a reasonable place;

               (d) Enter upon Debtor's premises peaceably, by Bank's own means with or without legal process, and take possession of any or all of the Collateral, or render it unusable, or sell or otherwise dispose of the Collateral on Debtor's premises or elsewhere, and Debtor agrees not to resist or interfere. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Bank will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirement of reasonable notice will be met if such notice is mailed, postage prepaid, to the address of Debtor shown above, at least ten
(10) calendar days before the time of sale or disposition;

               (e) Collect, demand, receive, sue for and/or compromise, in Bank's own name or in the name of Debtor, or otherwise, but at the expense and cost of Debtor, any and all of the "Receivables", as that term is defined herein, and give good and sufficient releases therefor, endorse any checks, drafts or other orders for the payment of monies payable to Debtor in payment thereof and, in its discretion, file any claims or take any action or proceeding, either in Bank's own name or in the name of Debtor, or otherwise, which Bank may deem necessary or advisable in connection with the foregoing. It is expressly understood and agreed, however, that Bank shall not be required or obligated in any manner to make any inquiries as to the nature or sufficiency of any payment received by it or to present or file any claims or take any other action to collect or enforce a payment of any amounts which may have been assigned to Bank or to which Bank may be entitled hereunder at any time or times;

               (f) Perform any of the provisions of the Loan Documents for Debtor's account, and any monies expended in so doing shall be added to the Obligations and chargeable to Debtor with interest (at the highest rate applicable to any of the Obligations) and the same shall be immediately due and payable upon demand;

               (g) Apply proceeds of the Collateral against any one or more or all of the Obligations and/or hold the same as collateral security for the Maximum Drawable Amount, but otherwise in Bank's sole and absolute discretion; and/or

               (h) Proceed to enforce such other and additional rights and remedies as Bank may have hereunder or under any other agreements with Debtor, under any of the other Loan Documents and/or as may be provided by law.


          16.  MISCELLANEOUS.  Wherever used herein, and wherever the context
               -------------
shall permit or require the same, the term "the Note" shall mean the Revolving Note and/or any one or more or all of the Equipment Notes, in each instance as the context may permit or require. All rights and remedies of Bank hereunder are cumulative and not alternative. Indulgence by Bank with respect to any of the terms and conditions herein contained or the failure of Bank to exercise any of its rights hereunder shall not constitute a waiver thereof, and Debtor shall remain liable for the strict performance and observance hereof until all of the Obligations shall have been fully paid in accordance with the terms of the Note or any other promissory note(s) evidencing any of the same, Debtor shall have no further right to any advance and/or readvance under the Loan or any other of the Obligations, all of the Letters of Credit shall have expired, Debtor shall not have any right to the issuance of any further Letters of Credit and this Agreement shall have been terminated. No provision hereof may be waived or modified orally, but all such waivers or modifications shall be in writing.
This Agreement and the other written loan documents issued in conjunction herewith or pursuant hereto constitute the entire agreement of the parties and shall continue in full force and effect until all of the Obligations shall have been fully paid in accordance with the terms of the Note or any other promissory note(s) evidencing any of the same, Debtor shall have no further right to any advance and/or readvance under the Loan or any other of the Obligations, all of the Letters of Credit shall have expired, Debtor shall not have any right to the issuance of any further Letters of Credit and this Agreement shall have been terminated. All warranties, representations, covenants and agreements of Debtor herein shall survive the making of the Loan and shall be deemed made and redated by Debtor at the time of the making of each advance and/or readvance under the Loan and/or any other of the Obligations, at the time of receipt by Bank of each of the Applications and at the time of issuance (and, if applicable, renewal) by Bank of each of the Letters of Credit. In addition to any other sums payable by Debtor hereunder and/or under the Note and/or under any other documents evidencing any of the Obligations, after the occurrence of any "Event of Default", Debtor agrees to pay Bank's costs of collection and attorneys' fees (as provided for in the Note, or, if not provided for in the Note, then, reasonable attorneys' fees) incurred in the enforcement of any provision hereof, whether suit be brought or not. To the extent that any provisions of this Agreement shall conflict with or be expressly inconsistent with any provisions of any of the other Loan Documents, then, the provisions of this Agreement shall govern and prevail.

          This Agreement: (a) may be executed and delivered by the various parties hereto in any number of multiple counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement; (b) shall be governed in all respects by the laws of the Commonwealth of Virginia (expressly excluding, however, its choice of law rules); and (c) shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

          This Agreement is signed, sealed and delivered effective as of this 10th day of December, 1996, but executed on September 30, 1997.

                                 DEBTOR:
                                 ------

[Corporate Seal]                 MICROSTRATEGY INCORPORATED,
ATTEST:                          a Delaware corporation


By:/s/ Sanju Bansal              By: /s/ Michael J. Saylor
   ----------------------            ----------------------------------------
Name: Sanju Bansal                   Name: Michael J. Saylor
     --------------------                  ----------------------------------
Title: COO                           Title: President and Chief
       ------------------                   ---------------------------------
                                            Executive Officer
                                            ---------------------------------

                                 BANK:
                                 ----

                                 NATIONSBANK, N.A.


                                 By: /s/ Yvonne Durazzo
                                    -----------------------------------------
                                    Name:  Yvonne Durazzo
                                         ------------------------------------
                                    Title: Vice President
                                          -----------------------------------